UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on May 1, 2019, the Board of Directors (the “Board”) of Document Security Systems, Inc. (the “Company”) elected each of Brett L. Scott and Stanley V. Grisham as non-executive, independent members to the Company’s Board to fill vacancies on the Board. Each of Messrs. Scott and Grisham will also serve as members of the Company’s Audit Committee. Mr. Scott, a Certified Public Accountant, is financially literate and also qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Mr. Grisham is financially literate as determined by the Company’s Board and as such, qualifies to serve on the Audit Committee.

Mr. Scott, a Certified Public Accountant, has served as Chief Financial Officer for a variety of private and publicly traded companies. Since 2014, he has served as Chief Financial Officer at Neuroptics, Inc., a commercial stage medical device company that develops and manufactures innovative ophthalmic products for research organizations, hospitals and physicians worldwide. Mr. Scott has proven experience in the financial operations, executive leadership, equity market management and corporate governance of numerous public and private corporations including Ocutrx Vision Technologies LLC, Raptor Pharmaceuticals, Inc., Spectrum Pharmaceuticals, Inc., Biolase Technology, Inc., North American Scientific, Alsius Corporation, Irvine Biomedical, Inc., Pain Concepts, Inc., Cardiac Science, Inc. and Neuro Navigational Corporation. Mr. Scott received his B.S. in Business Administration from the University of Southern California. Mr. Scott’s public company financial expertise along with his experience in the management and strategic development of various companies, qualify him to serve on the Company’s Board.

Mr. Grisham has been an independent business consultant providing guidance, expertise, and solutions to middle market companies since September 2016. His respected leadership is a result of over 40 years in business and commercial banking and finance assisting enterprises and stakeholders seeking tailored solutions that address opportunities and challenges encountered due to organizational transition, growth or changes in market, financial, and/or regulatory conditions. From October 2015 - August 2016, he was Vice Chairman, Bank of River Oaks Houston and from January 2014 - April 2015 was The Woodlands Market President, Independent Bank (formerly Bank of Houston). Mr. Grisham was Manager Specialty Lending at Community Bank of Texas from April 2010 - January 2014. Mr. Grisham began his career with Texas Commerce Bancshares (now JP Morgan Chase) in Houston and later became Market President for Texas State Bank and managed Commercial Lending for BBVA Texas. Mr. Grisham has extensive experience in market development and sales, enterprise customer relationship management, asset acquisition/divestiture, alternative funding sources, asset recovery, document/contract negotiation and enterprise risk management. Mr. Grisham holds a Bachelor of Business Administration from the University of Houston; graduated with distinction from Southwestern Graduate School of Banking, Cox School of Business, SMU, and from BBVA USA School of Management, McCombs School of Management, the University of Texas. Mr. Grisham’s financial expertise and experience in the management and strategic development of various companies qualify him to serve on the Company’s Board.

There is no arrangement or understanding with Messrs. Scott or Grisham, and any other person pursuant to which either was elected as a director of the Company. There is no family relationship between them and any director or executive officer of the Company, and neither is a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Effective on May 1, 2019, Clark Marcus voluntarily resigned as a member of the Company’s Board. Mr. Marcus had previously served as a non-executive, independent Board member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 2, 2019	By:	/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Executive Officer